SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BAYWOOD INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

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    2) Form, Schedule or Registration No.

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    3) Filing party:

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    4) Date filed:

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
                           BAYWOOD INTERNATIONAL, INC.









                                 NOTICE OF 1997

                         ANNUAL MEETING OF STOCKHOLDERS

                               AND PROXY STATEMENT




                             YOUR VOTE IS IMPORTANT!

          PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE
                                ENCLOSED ENVELOPE

                           BAYWOOD INTERNATIONAL, INC.



March 17, 1997



Dear Stockholder:

         On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Baywood International, Inc. on April 10, 1997, in Scottsdale, Arizona. Information about the meeting is presented on the following pages.

         In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholder questions.

         Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.



Sincerely,

/s/ Harvey Turner

Harvey Turner
Chairman of the Board, President and C.E.O.

                           BAYWOOD INTERNATIONAL, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


March 17, 1997


         The Annual Meeting of Stockholders of Baywood International, Inc. (the "Company") will be held at the Doubletree Paradise Valley Resort, 5401 North Scottsdale Road, Scottsdale, Arizona on April 10, 1997 at 10:00 A.M. local time for the following purposes:

         1. To elect the directors of the Company to serve for the ensuing year;

         2. To ratify the selection of King, Weber & Associates, P.C. as independent auditors for the Company;

         3. To approve of the change of the Company's corporate domicile from Nevada to Arizona;

         4. To approve a reverse 1 for 2 1/2 split of the Company's common stock; and

         5. To transact any other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on February 20, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of such stockholders will be available during regular business hours at the Company's office at 14950 North 83rd Place, Suite 1, Scottsdale, Arizona, on and after April 1, 1997, for inspection by any stockholder for any purpose germane to the meeting.


By Order of The Board of Directors,

/s/ Neil Reithinger

Neil Reithinger
Secretary

                           BAYWOOD INTERNATIONAL, INC.




                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baywood International, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The address of the Company's principal executive offices is 14950 North 83rd Place, Suite 1, Scottsdale, Arizona, 85260. This Proxy Statement and the form of proxy are being mailed to stockholders on or about March 17, 1997.

                    REVOCABILITY OF PROXY AND VOTING OF PROXY

         A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised, or by attending the meeting in person and casting a ballot. Any proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for directors named herein and in favor of all other proposals described herein. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

         The Company knows of no reason why any of the nominees named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a director, the proxy will be voted in accordance with best judgment of the persons named therein. The Board of Directors knows of no matters, other than as described herein, that are to be presented at the meeting, but if matters other than those herein mentioned properly come before the meeting, the proxy will be voted by the persons named in a manner that such persons (in their judgment) consider to be in the best interests of the Company.

                          RECORD DATE AND VOTING RIGHTS

         Only stockholders of record at the close of business on February 20, 1997 are entitled to vote at the meeting. On such record date the Company had outstanding and entitled to vote 17,498,115 shares of Common Stock. Each stockholder entitled to vote shall have one vote for each share of Common Stock registered in such stockholder's name on the books of the Company as of the record date.

                           BAYWOOD INTERNATIONAL, INC.

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

         On February 18, 1997, the Board of Directors established a Standing Nominating Committee which shall continually be comprised of three directors. The directors appointed to serve on the committee until their successors have been elected or appointed and shall qualify are: Dr. Michael Shapiro, Glen Holt and Karl Rullich. The Board of Directors, on February 18, 1997 authorized the Nominating Committee to determine the Board's nominations for directors. On March 4, 1997, the Nominating Committee unanimously nominated the following persons as the recommendation of the Board of Directors for directors of the
Company:

     Nominee Name            Age        Director Since
     ------------            ---        --------------

Harvey Turner                58              1996
Karl H. Rullich              63              1991
Stephen L. Kuehn             50              1991
Glen Holt                    66              1993
Michael B. Shapiro, M.D.     41              1995
Neil Reithinger              27              1997


Vote Required and Recommendation

         The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Stockholders is required for approval of this proposal. The Board of Directors unanimously recommends that the stockholders vote FOR all of the nominees.

                  Information Related to Election of Directors

         All directors hold office until the Annual Meeting of Stockholders of the Company and until their successors have been elected and qualified. Information about each nominee for director is given below.

         Mr. Harvey J. Turner was elected as a director and Chairman of the Board of Directors of the Company on April 19, 1996. He was appointed President and Chief Executive Officer on the same date. Before he became a director and officer, Mr. Turner acted as a consultant to the prior Chairman of the Board, John A. Shannon, from January to April 1996. Since 1985, he has also been the President of Turner Realty and Investments, a consulting and commercial real estate firm. From November 1993 to April 1996 he served as Chief Operating Officer and Executive Vice President of Action Performance Companies, Inc. a Tempe, Arizona automobile die casting company. He served as Executive Vice President of Carefree Leisure Products, a Tempe, Arizona spa manufacturing company, from November 1980 to November 1985. Mr. Turner also has over 25 years of retail industry experience serving companies such as May Department Stores, Yankee Department Stores and Paddock Pool & Casual World with responsibilities ranging from merchandising, purchasing and

                           BAYWOOD INTERNATIONAL, INC.

operations to executive management. He holds a Bachelors degree in business from Washington University at St. Louis, Missouri. Mr. Turner resides in Scottsdale, Arizona.

         Mr. Rullich has been a director since 1991. He has served as the Company's Director of International Sales since May 1996. Prior to April 19, 1996, he served as President, Chief Executive Officer and Treasurer of the Company. He worked as a Marketing Director, General Manager and Vice President for Pfizer Hospital Products Group in their international businesses and operations for over 25 years. Mr. Rullich holds a degree in economics from the Business College in Essen, Germany. He emigrated from Germany to the United States in 1956 and became a naturalized citizen in 1961.

         Mr. Kuehn has been a director of the Company since 1991. Mr. Keuhn has served as a consultant to the Company in the area of sales since 1992. He is currently President & C.E.O. of J.I.T. Medical Supply, Inc., a highly computerized disposable medical supply fulfillment house in Clearwater, Florida. He has domestic and international business experience including a number of years serving Pfizer. His last position with Pfizer was as Managing Director for Pfizer Hospital Products Group United European Division based in London. He has also served as International Managing Director and Partner of KBA Associates of Slough, England and as Sales Director of PMSI of Tampa, Florida. He attended Lycoming Pre-med and studied business at Penn State University.

         Mr. Holt has been a director of the Company since 1992. As a rancher and successful breeder for over 35 years, Mr. Holt, is an expert on animal health and nutrition. He is a graduate of the University of Smith Cornel. He is married to actress Annette Funicello, who is associated with the Company's Cello by Annette(TM) fragrance line.

         Dr. Shapiro has been a director of the Company since August 1995. Dr. Shapiro is an ophthalmologist at the University of Wisconsin, Madison. He has also been Chairman of Davis Duehr Eye Associates, S.C. in Wisconsin since 1994 and is currently President of Eye-Deal Ocular Safety Products. Dr. Shapiro received his degree in medicine from the Washington University in St. Louis, Missouri. He completed his internship at Mercy Hospital and Medical Center at the University of San Diego and his residency at the University of Wisconsin, Madison. Dr. Shapiro has consulted for companies such as Bausch and Lomb, Allergan and Unilens.

         Mr. Neil Reithinger was appointed as a director of the Company to fill a vacancy on February 18, 1997. Mr. Reithinger has been Controller of the Company since January 1994 and was appointed Secretary, Treasurer and Chief Financial Officer on October 28, 1996. Prior to joining the Company, he was an operations specialist with Bank of America from July 1992 through December 1993. Mr. Reithinger received a Bachelors degree in accounting from the University of Arizona in December 1992, and received his Certified Public Accountant certification in 1996.

         Standing Audit and Compensation Committees

         On August 29, 1996, the Board of Directors established Standing Audit and Compensation Committees which would each be continually comprised of three directors, two (2) of which would be

                           BAYWOOD INTERNATIONAL, INC.

outside directors and one (1) of which would be and inside director. The directors appointed to serve on the committees until their successors have been elected or appointed and shall qualify are:

                  Audit Committee                      Compensation Committee
                  ---------------                      ----------------------

                  Harvey Turner                        Harvey Turner
                  Stephen Kuehn                        Dr. Michael Shapiro
                  Glen Holt                            Glen Holt

         Neither the Audit Committee nor the Compensation Committee held meetings in 1996. The Compensation Committee acted by unanimous written consent in lieu of a meeting on January 29, 1997 to grant certain options under the 1996 Incentive Stock Option Plan, which the Compensation Committee is charged with administering. The Compensation Committee's duties also include reviewing and approving salaries and other matters relating to compensation of the executive officers of the Company. The Compensation Committee also acted by unanimous consent in lieu of a meeting on February 18, 1996 to approve amendments to a bonus compensation plan for Harvey Turner and Neil Reithinger.

         The Audit Committee's duty is to recommend for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed, and monitors the effectiveness of the audit effort, the Company's internal financial and accounting organization and controls and financial reporting. The Audit Committee acted by unanimous written consent in lieu of a meeting on February 18, 1997 to recommend the ratification of the appointment of the accounting firm of King, Weber & Associates, P.C. of Tempe, Arizona to audit the Company's financial statements for the Company's fiscal year ended December 31, 1996 and to recommend that the Board appoint King, Weber & Associates, P.C. as its auditors for the fiscal year ending December 31, 1997. The foregoing acts of the Compensation and Audit Committees were ratified by the Board of Directors on February 18, 1996.

         Key Employees Other Than Officers & Directors

         Mr. D.G. Safeer Hopton is not a nominee for a director position. He is a key employee of the Company, however. On February 3, 1997, Mr. Hopton was appointed as the Company's National Marketing Director, with responsibility for all of the Company's sales in the United States. In 1991, Mr. Hopton created and founded the Natural Grocer Radio Shows, a related newsletter and retail network of approximately 250 health food stores. He has been a marketing consultant in the natural products industry for over five years. Prior to coming into the health food industry, he served as a marketing and sales consultant to such companies as General Motors, Sears, ABC/Capital Cities, Eckerd Drug, Rite-Aid and Payless.

         Security Ownership of Certain Beneficial Owners, Management and Changes in Control

         The following table sets forth certain information regarding shares of common stock beneficially owned as of February 20, 1997 by (i) each person or group, known to the Company, who beneficially owns more than 5% of the common stock; (ii) each of the Company's officers and

                           BAYWOOD INTERNATIONAL, INC.

directors; and (iii) all officers and directors as a group. The percentages of beneficial ownership are based on 17,498,115 shares outstanding on February 20, 1997 plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, the following persons have sole voting and investment power with respect to the number of shares set forth opposite their names:

         Security Ownership of Certain Beneficial Owners

         (1)                                 (2)                                       (3)                     (4)
                                                                              Amount and Nature of         Percent of
   Title of Class           Name and Address of Beneficial Owner                Beneficial Owner              Class
   --------------           ------------------------------------                ----------------              -----
       Common                         John Shannon (1)
                                       Scottsdale, AZ                               3,372,000                19.27%
       Common                           Linda Lee (2)
                                      Hong Kong, China                              1,466,147                 8.38%
       Common                       Ronald Patterson (3)
                                      Robbinsville, NJ                                894,000                 4.96%

(1) Mr. Shannon resigned as a director and as Vice Chairman of the Board of Directors on December 13, 1996. Mr. Shannon beneficially owns 3,372,000 common shares of which he holds 748,000 directly of record and 2,200,000 jointly with his wife, Darlene Shannon through JDS
         Investments Limited Partnership, an estate planning vehicle. Mr. Shannon is the beneficial owner of 424,000 common shares which are held of record by Royal Products, Inc. (7,000), Krystal Kleer, Inc. (100,000), and Desert Health Products, Inc. (317,000). Mr. Shannon owns 70% of the outstanding stock of Royal Products, Inc., 80% of the outstanding stock of Krystal Kleer, Inc., and 100% of the outstanding stock of Desert Health Products, Inc. Management has determined, after investigation and consultation with the Company's legal counsel, that options to purchase 1,000,000 shares of the Company's common stock, allegedly granted to Mr. Shannon on January 1, 1993, are legally invalid. Mr. Shannon contests the determination and may bring a claim against the Company seeking to enforce the alleged options.

(2) Ms. Lee is a citizen of Hong Kong, China and a former director of the Company. Ms. Lee resigned from the Board of Directors on June 28, 1996. Ms. Lee holds 1,466,147 common shares. She also holds 800,000 preferred shares which may each be converted to one common share or redeemed for cash on May 6, 1997, provided that certain conditions are met regarding the average share price of the Company's common shares. Ms. Lee communicated to the Company that she has no present intention to convert or redeem her preferred shares.

(3) Mr. Patterson owns 394,000 common shares and holds an option, dated May 4, 1995, and expiring May 4, 2000, to purchase 500,000 common shares at $1.00 per share.

                           BAYWOOD INTERNATIONAL, INC.

         Security Ownership of Management

         (1)                                 (2)                                       (3)                     (4)
                                                                              Amount and Nature of         Percent of
   Title of Class           Name and Address of Beneficial Owner                Beneficial Owner              Class
   --------------           ------------------------------------                ----------------              -----
       Common                       Harvey Turner (1)(8)
                                       Scottsdale, AZ                                870,000                  4.92%

       Common                      Neil Reithinger (2)(8)
                                       Scottsdale, AZ                                 44,000                  0.25%

       Common                        Karl Rullich (3)(8)
                                       Scottsdale, AZ                                540,000                  3.08%

       Common                         Stephen Kuehn (8)
                                          Tampa, FL                                  117,000                  0.67%

       Common                         Glen Holt (4)(8)
                                         Encino, CA                                  275,000                  1.57%

       Common                        Michael Shapiro (8)
                                         Madison, WI                                 160,000                  0.91%

       Common                         William Brin (5)
                                       Scottsdale, AZ                                 30,000                  0.17%

       Common                        Georgia Aadland (6)
                                       Scottsdale, AZ                                412,100                  2.36%

       Common                         John Shannon (7)
                                     Scottsdale, Arizona                           3,372,000                 19.27%

       Common                    All Officers and Directors
                                    as a Group (1) - (8)                           5,820,100                 33.26%

(1) Mr. Turner is the Chairman of the Board of Directors and the President and Chief Executive Officer of the Company. Mr. Turner holds 670,000 common shares and options, approved by the Company's Shareholders on August 29, 1996, to purchase 100,000 common shares at $0.52 per share, which expire April 18, 2006, and an additional 100,000 common shares at $0.52 per share effective April 19, 1997, which expire April 18, 2007.

(2) Mr. Reithinger is a director and the Secretary, Treasurer and Chief Financial Officer of the Company. He holds 24,000 common shares and an option, granted January 29, 1997, which expires January 29, 2007 to purchase 20,000 common shares at $0.42 per share. Members of Mr. Reithinger's immediate family hold an additional 154,000 common shares for which Mr. Reithinger disclaims all beneficial interest and control.

                           BAYWOOD INTERNATIONAL, INC.

(3) Mr. Rullich is a director. Mr. Rullich beneficially owns 515,000 shares, 150,000 shares of which are owned in joint tenancy with his wife, Florence Rullich. He also holds an option, granted January 29, 1997 and which expires January 29, 2007, to purchase 25,000 common shares at $0.42 per share. Management has determined, after investigation and consultation with the Company's legal counsel, that options to purchase 300,000 shares of the Company's common stock, allegedly granted to Mr. Rullich on January 1, 1993, are legally invalid. In a letter dated January 30, 1997 and an Acknowledgment and Release of Invalid Options dated February 24, 1997, Mr. Rullich accepted the Company's determination regarding the invalidity of the options.

(4) Mr. Holt directly owns 125,000 common shares. He also beneficially owns 150,000 common shares held by his wife Annette Funicello, who is associated with the Company's Cello by Annette(TM) fragrance line.

(5) Mr. Brin resigned as a director on February 5, 1997 and currently holds no position with the Company.

(6) Ms. Aadland resigned as a director on November 11, 1996 and currently holds no position with the Company. Management has determined, after investigation and consultation with the Company's legal counsel, that options to purchase 300,000 shares of the Company's common stock, allegedly granted to Ms. Aadland on January 1, 1993, are legally invalid.

(7) Mr. Shannon resigned as a director and as Vice Chairman of the Board of Directors on December 13, 1996. He currently holds no position with the Company. Mr. Shannon beneficially owns 3,372,000 common shares of which he holds 748,000 directly of record and 2,200,000 jointly with his wife, Darlene Shannon through JDS Investments Limited Partnership, an estate planning vehicle. Mr. Shannon is the beneficial owner of 424,000 common shares which are held of record by Royal Products, Inc. (7,000), Krystal Kleer, Inc. (100,000), and Desert Health Products, Inc. (317,000). Mr. Shannon owns 70% of the outstanding stock of Royal Products, Inc., 80% of the outstanding stock of Krystal Kleer, Inc., and 100% of the outstanding stock of Desert Health Products, Inc. Management has determined, after investigation and consultation with the Company's legal counsel, that options to purchase 1,000,000 shares of the Company's common stock, allegedly granted to Mr. Shannon on January 1, 1993, are legally invalid. Mr. Shannon contests the determination and may bring a claim against the Company seeking to enforce the alleged options.

(8)      Director.

         Changes in Control

         On May 6, 1996, the Company issued 1,466,147 common shares, representing 10% of the outstanding shares as of December 31, 1995, and 800,000 preferred shares, in a private placement to Linda Lee, an independent investor and citizen of Hong Kong. Ms. Lee is also a prior director of the Company. The rights and limitations of the preferred shares held by Lee include the right to convert such shares to common stock or redeem the shares for cash on May 6, 1997, provided that certain

                           BAYWOOD INTERNATIONAL, INC.

conditions are met regarding the average share price of the Company's common shares. Ms. Lee communicated to the Company that she has no present intention to convert or redeem her preferred shares.

         Certain Relationships and Related Transactions

         The Company issued an aggregate of 100,000 restricted shares to Karl H. Rullich on January 24, 1995 in satisfaction of a note payable from the Company dated September 9, 1994. Mr. Rullich was the President and Chief Executive Officer of the Company at the time of the issue.

         Prior to becoming a director and officer of the Company, Mr. Turner acted as a consultant to the prior Chairman of the Board, John A. Shannon, from January to April 1996. As a finder's fee for his work as a consultant in the private placement with Linda Lee, the Company issued 100,000 common shares to Mr. Turner on May 9, 1996. As general compensation for his work as a consultant, Mr. Turner received 500,000 common shares from Aloe Vera Development
Corporation, in a private placement in satisfaction of agreements with Mr. Shannon dated February 12, 1996. Mr. Turner and Mr. Shannon personally guaranteed the repayment of $800,000 to Ms. Linda Lee in a letter dated April 22, 1996.

         On May 17, 1996, the Company entered into bonus plans with Mr. Turner and Mr. Reithinger. At the time of entry into the plans, Mr. Turner was a director and an officer of the Company and Mr. Reithinger was an employee.

         The Company issued an aggregate of 100,000 restricted shares to Mr. William Brin on July 9, 1996 in satisfaction of past compensation owed. Mr. Brin was a director and the Company's National Sales Manager at the time of the issue. Mr. Brin resigned as the Company's National Sales Manager on January 31, 1997.

         On May 3, 1996, the Company paid $111,000 cash to Dr. Michael Shapiro in repayment of all of the principal and certain interest due under a note payable. On September 20, 1996, the Company issued 30,000 shares to Dr. Shapiro in satisfaction of the remaining interest payable under the note. At the time of the payments and issuance of stock, Dr. Shapiro was a director of the Company.

         On August 9, 1995 the Company issued 364,000 restricted shares to pay the principal and interest due to Ronald Patterson. On September 20, 1996, the Company issued an additional 30,000 restricted shares in satisfaction of the remainder of interest due to Mr. Patterson. At the time of the issuances, Mr. Patterson was a greater than 5% beneficial holder of the Company's common shares.

         Under the terms of a January 8, 1993 agreement between the Company and Royal Products, Inc. ("Royal") for the sale to Royal of certain sales and distribution rights relating to the Aurore-B beauty and hygiene line, Royal is obligated to make annual payments to the Company including principal and interest on July 1st of each year after July 1, 1993. John A. Shannon is a director, officer and 70% shareholder of Royal.

                           BAYWOOD INTERNATIONAL, INC.

         Royal defaulted on the agreement by failing to make its July 1, 1996 payment. On September 25, 1996, in response to the Company's demands, Royal and the Company entered a Payment Agreement to extend the payment date to October 25, 1996. The Payment Agreement provided that the delinquent payment amount would be increased to reflect an interest penalty and that Royal would immediately pay $5,000 against principal and deliver shares of the Company's common stock as collateral for the remainder of the delinquent amount. Royal paid the $5,000 on September 25, 1996 and delivered certificates for shares of the Company's common stock as collateral, but failed to make any payment on October 25, 1996. Upon Royal's failure to meet the Payment Agreement terms, the Company executed on the collateral by cancelling the shares of common stock and returning them to treasury. On February 18, 1997, the Board of Directors took action to return all shares in treasury to the status of authorized and unissued shares.

         On March 3, 1997, former director and officer Georgia Aadland filed a demand for arbitration against the Company with the American Arbitration
Association. The demand briefly states that Ms. Aadland seeks $210,374 plus interest, attorney's fees and costs for a breach of an employment agreement, but does not further specify the nature of the claim. The Company will respond to the claim after it is able to learn the factual basis for Ms. Aadland's allegations.

         Compliance with Section 16(a) of the Exchange Act

         The following persons were, during the last fiscal year, either directors, officers, or beneficial owners of more than ten percent (10%) of a class of equity securities registered pursuant to Section 12 of the Exchange Act of 1934 and that failed to file the following reports on a timely basis reports required by Section 16(a) during the most recent fiscal year or prior years and which have not previously been disclosed:

         William Brin filed one late Form 4 on December 9, 1996 reporting 8 transactions that were not reported on a timely basis and that should have been reported previously in four Forms 4.

         Karl Rullich filed one late Form 5 on January 28, 1997 reporting one transaction that was not reported on a timely basis and that should have been reported previously in a Form 4.

         Harvey Turner filed one late Form 5 on February 21, 1997 reporting one transaction that was not reported on a timely basis and that should have been previously reported on one Form 4.

         John Shannon timely filed a Form 5 on or about February 12, 1997 amending a prior Form 5 and reporting six transactions that were not reported on a timely basis and that should have been reported previously in four Forms 4.

                             Executive Compensation

         Officers

         Mr. Karl Rullich served as the Company's Chief Executive Officer during fiscal years 1994 and 1995. Mr. Harvey Turner became the Company's Chief Executive Officer on April 19, 1996.

                           BAYWOOD INTERNATIONAL, INC.

         The Company paid Mr. Rullich total salary and commission compensation of $43,962 during fiscal year 1996. In addition, on January 29, 1997, the Company granted Mr. Rullich an option to purchase 25,000 shares of the Company's common stock at $0.42 per share. Mr. Rullich may exercise his Option Grant anytime between January 29, 1997 and January 29, 2007. The Company issued Mr. Rullich's Option Grant pursuant to its 1996 Incentive Stock Option Plan, which is incorporated by reference at Exhibit 1 to this Schedule 14A and is incorporated herein by this reference. Management has determined, after investigation and consultation with the Company's legal counsel, that options to purchase 300,000 shares of the Company's common stock, allegedly granted to Mr. Rullich on January 1, 1993, are legally invalid. In a letter dated January 30, 1997 and an Acknowledgement and Release of Invalid Options dated February 24, 1997, Mr. Rullich accepted the Company's determination regarding the invalidity of the options. Mr. Rullich also received $600 for a phone allowance during 1996, in his capacity as a director of the Company.

         The Company paid Mr. Harvey Turner total salary compensation of $81,000 during fiscal year 1996. In addition, Mr. Turner earned bonus compensation of $30,000, based on a bonus plan entered into on May 17, 1996, between Mr. Turner and the Company. Mr. Turner's bonus plan is incorporated by reference at Exhibit 2 to this Schedule 14A and is incorporated herein by this reference. Mr. Turner also holds options, approved by the Company's Shareholders on August 29, 1996, to purchase 100,000 common shares at $0.52 per share, which expire April 18, 2006, and to purchase an additional 100,000 common shares at $0.52 per share effective April 19, 1997, which expire April 18, 2007. Mr. Turner's Stock Option Agreement is incorporated by reference at Exhibit 3 to this Schedule 14A and is incorporated herein by this reference. Unrelated to his services as Chief Executive Officer and President, Mr. Turner received $40,000 cash and 100,000 shares of the Company's common stock in his capacity as a consultant to the Company from February 15, 1996 until his appointment as Chief Executive Officer on April 19, 1996. Mr. Turner also received a car allowance and phone allowance totalling $9,000 and $600, respectively, in his capacity as Chairman of the Board.

         Summary Compensation Table

         Summary compensation information for Mr. Karl Rullich, the Company's Chief Executive Officer during the fiscal years ended 1994 and 1995, and until April 19, 1996, and for Mr. Harvey Turner, the Company's Chief Executive Officer beginning April 19, 1996 (the only "named executive officers" within the meaning of Regulation S-B, Item 402(a)(2) Instruction (1)) is as follows:

    (a)       (b)     (c)          (d)          (e)         (f)           (g)              (h)             (i)
                                               Other    Restricted
 Name and                                     Annual       Stock       Securities                       All Other
 Principal                                    Compen-     Awards       Underlying      LTIP Payouts   Compensation
 Position    Year  Salary ($)   Bonus ($)   sation ($)      ($)     Options/SARs (#)       ($)             ($)
 --------    ----  ----------   ---------   ----------      ---     ----------------       ---             ---

Mr. Rullich   96     $43,962       -0-          -0-         -0-           (1)              -0-           $600(2)
    CEO       95       -0-         -0-          -0-         -0-           -0-              -0-             -0-
              94     $21,875       -0-          -0-         -0-           -0-              -0-             -0-

Mr. Turner    96     $81,000     $30,000        -0-       $26,550       200,000            -0-         $49,600(4)
  CEO(3)      95        -           -            -           -             -                -               -
              94        -           -            -           -             -                -               -

                           BAYWOOD INTERNATIONAL, INC.



         (1) Subsequent to Management's determination that options to purchase 300,000 shares of the Company's common stock, allegedly granted to Mr. Rullich on January 1, 1993, were legally invalid, Mr. Rullich accepted the Company's determination in a letter dated January 30, 1997 and an Acknowledgment and Release of Invalid Options dated February 24, 1997.

         (2) The Company paid Mr. Rullich a phone allowance totaling $600 in fiscal year 1996, in his capacity as a director of the Company.

         (3) Mr. Turner was elected Chairman of the Board and appointed President and Chief Executive Officer of the Company on April 19, 1996.

         (4) The Company paid Mr. Turner a car allowance and phone allowance of $9,000 and $600, respectively, during fiscal year 1996, in his capacity as Chairman of the Board. Mr. Turner also received $40,000 cash and 100,000 shares of the Company's common stock in his capacity as a consultant to the Company.

Directors

         The Company's "outside" directors not residing in Arizona each received compensation of $1,000 and reimbursement for travel related expenses during fiscal year 1996 associated with their attendance at the Company's annual meeting. During fiscal year 1996, Mr. Turner received a car allowance and phone allowance of $9,000 and $600, respectively, in his capacity as Chairman of the Board. Mr. Rullich received a phone allowance of $600 during fiscal year 1996, in his capacity as a director of the Company.

         Director Compensation Table

                        Cash Compensation                                Security Grants
                        ------------------------------------------       --------------------------------
                                                                                              Number of
                                                                                              Securities
                        Annu                            Consulting                            Underlying
                        al         Meeting              Fees/Other          Number of         Options/SAR
Name                    Retai      Fees ($)             Fees ($)            Shares (#)        s (#)
          (a)           ner              (c)(1)               (d)(2)             (e)(3)               (f)
                        Fees
                        ($)
                            (b)
---------------------   --------   -----------------    -----------------   --------------    -----------
Glen Holt                   -0-       $1,000                 -0-                -0-                -0-
Stephen Kuehn               -0-       $1,000                 -0-                -0-                -0-
Michael Shapiro,            -0-       $1,000                 -0-                -0-                -0-
M.D.

                           BAYWOOD INTERNATIONAL, INC.

William Brin                -0-         -0-                  -0-              100,000              -0-
Harvey Turner               -0-         -0-               $49,600             100,000              -0-
Karl Rullich                -0-         -0-                 $600                -0-                -0-

         (1) Each "outside" director not residing in Arizona (Messrs. Holt, Kuehn, Shaprio) received $1,000 in fiscal year 1996, and reimbursement for travel-related expenses associated with their attendance at the Company's annual meeting.

         (2) Mr. Turner received a car allowance and a phone allowance of $9,000 and $600, respectively, in his capacity as Chairman of the Board. Mr. Turner also received $40,000 cash and 100,000 shares of the Company's common stock in his capacity as a consultant to the Company. Mr. Rullich received a phone allowance of $600 in his capacity as a director of the Company.

         (3) Mr. Brin received 100,000 restricted common shares in his capacity as a consultant to the Company during fiscal year 1996. Mr. Brin resigned his position as National Sales Manager on January 31, 1997, and resigned as a director on February 5, 1997. Mr. Brin currently holds no position with the Company. Mr. Turner also received $40,000 cash and 100,000 shares of the Company's common stock in his capacity as a consultant to the Company.

Employment Contracts

         The Company entered into an employment contract with Harvey Turner on July 19, 1996. The employment contract includes the grant of stock options, subsequently approved by shareholders on August 29, 1996 and subject to his continued employment for two years, to purchase 100,000 shares of Common Stock at a purchase price of $0.52 per share exercisable immediately and until April 18, 2006 and 100,000 shares of Common Stock at a purchase price of $0.52 per share exercisable on April 19, 1997 and until April 18, 2007. Mr. Turner's contract also includes a $12,000 annual automobile allowance and a lump sum equal to 12 months compensation if the Company terminates his employment without cause.

         The following table summarizes certain terms and conditions of the employment contracts.

                                       1995       1996 and 1997
                 Common Stock          ----       -------------
    Name        Option (Shares)    Compensation   Compensation
    ----        ---------------    ------------   ------------

Harvey Turner   1996 - 100,000          -         1996 - $108,000
                1997 - 100,000                    1997 - $125,000


    Additional Information Concerning the Board of Directors of the Company

         During 1996, the Board of Directors held four meetings. All directors attended at least 75% of the meetings. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering advice and suggestions on a broad range of corporate matters.

                           BAYWOOD INTERNATIONAL, INC.

         On October 28, 1996, the Board of Directors approved the following changes in the Company's management and on February 18, 1997, pursuant to
Article  II,  section  2 of the  Bylaws,  filled  one  vacancy  in the  Board of
Directors:

NAME              PRIOR POSITION(S) HELD     CURRENT POSITION(S)
----              ----------------------     -------------------

Neil Reithinger   Controller                 Director, Chief Financial Officer,
                                               Secretary and Treasurer

           RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANTS
                             (ITEM 2 ON PROXY CARD)

         The Company, on January 4, 1996, engaged King, Weber & Associates, P.C. ("King, Weber) of Tempe, Arizona as its principal accountant to audit the Company's financial statements beginning with the Company's fiscal year ended December 31, 1995. The Board of Directors appointed King, Weber as the Company's independent certified public accountants for the Company for the fiscal year ending December 31, 1996 and acting upon the recommendation of the Company's Audit Committee, has appointed the firm to continue as the Company's independent certified public accountants for the fiscal year ending December 31, 1997. It is not anticipated that a representative of King, Weber will be present at the Annual Meeting of Stockholders to respond to questions or make a statement.

Vote Required and Recommendation

         The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Stockholders is required for approval of this proposal. The Board of Directors unanimously recommends that the stockholders vote FOR approval of the ratification of the appointment of King, Weber & Associates, P.C. as the Company's independent certified public accountants for the fiscal year ending December 31, 1996.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         The Company's Amended Current Report on Form 8-K, filed January 24, 1996, reporting a change in auditors, is incorporated by reference at Exhibit 4 to this Schedule 14A and is incorporated by this reference in response to this item.

                    APPROVAL OF CHANGE OF DOMICILE TO ARIZONA
                             (ITEM 3 ON PROXY CARD)

Description of Change of Domicile

         On August 29, 1996, the Board of Directors passed a unanimous resolution authorizing a change of corporate domicile from Nevada to Arizona. Management believes the change is consistent with the geographic focus of the Company's personnel and operations. The Company's predecessor,

                           BAYWOOD INTERNATIONAL, INC.

Baywood Financial, Inc., was originally incorporated in Nevada on June 13, 1986. For a number of years, however, the Company's principal offices, center of operations and employees have all been located in Scottsdale, Arizona. The Company has no physical plant or employees in Nevada, nor does it conduct substantial operations from or with Nevada.

         If the shareholders approve of the change of domicile, the Company will file the Articles of Domestication set forth at Exhibit 5, along with a Certificate of Disclosure and a Certificate of Good Standing from the Nevada Secretary of State with the Arizona Corporation Commission. The Articles of Domestication set forth, among other things, the Company's Articles of Incorporation. The Company will take this opportunity to simplify certain provisions in its existing Nevada Articles of Incorporation and to take advantage of greater flexibility afforded by certain provisions of Arizona's recently amended corporate code. The Company's current Nevada Articles of Incorporation are included at Exhibit 6. Shareholders are urged to thoroughly examine the differences between Exhibits 5 and 6. Following is a summary of certain differences between Arizona and Nevada law:

Cumulative Voting
-----------------

         Arizona allows stockholders to cumulate their votes for the election of directors. Stockholders are entitled to multiply the total number of shares they are entitled to vote by the total number of directors for whom they are entitled to vote, and may apply that product to the election of a single director or distribute that product among two or more candidates. For example, at a meeting where three directors were to be elected, a stockholder holding 100 voting shares could cast 300 votes for a single candidate, or could cast any combination totalling 300 votes for two or more candidates;

Filing Fees
-----------

         In Nevada, fees associated with filing certain corporate documents, such as an amendment to the Company's Articles of Incorporation, are calculated based on the aggregate par value of the Company's total authorized capital. Arizona charges a flat-rate filing fee, regardless of the Company's capital structure. For example, the Company would pay $175 to file an amendment to its Articles of Incorporation in Nevada, compared with a fee of $25 in Arizona.

Limitation of Liability for Directors
-------------------------------------

         Nevada and Arizona both allow a corporation to eliminate or limit its directors' liability to the company and its shareholders if the company provides for such a limitation in its Articles of Incorporation. Nevada allows this limitation for breach of fiduciary duty, but not for acts such as intentional misconduct or fraud. Arizona allows elimination or limitation of liability for any act or failure to act as a director with certain exceptions, such as receipt of a financial benefit to which the director is not entitled or an intentional violation of a criminal law. The Company's current Nevada Articles of Incorporation do not include a provision for a limitation of directors' liability; the Arizona Articles will include such a provision.

         The Company must publish Articles of Domestication in Arizona. After the Articles of Domestication become effective in Arizona, the Company must also file the Articles of Domestication

                           BAYWOOD INTERNATIONAL, INC.

with the Nevada Secretary of State, along with a Certificate of Dissolution to discontinue the Company's Nevada existence.

Vote Required and Recommendation

         The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Stockholders is required for approval of this proposal. The Board of Directors unanimously recommends that the stockholders vote FOR approval of the change of domicile to Arizona.

                         APPROVAL OF REVERSE STOCK SPLIT
                             (ITEM 4 ON PROXY CARD)

         In connection with the amendment of the Company's Articles of Incorporation to effect a redomestication from Nevada to Arizona (see Item 3, above), the Board of Directors of the Company approved, subject to the stockholders' approval solicited hereby, a one-for-two-and-one-half reverse stock split (the "Reverse Stock Split"). Effective upon the filing of the Company's Articles of Domestication in the Office of the Arizona Corporation Commission (the "Effective Date"), each two-and-one-half issued shares of the Company's Common Stock (whether outstanding or held as treasury stock), par value $.001 per share ("Old Common Stock") shall thereupon be combined into and reclassified as one share of Common Stock, par value $.001 per share ("New Common Stock"). Each certificate that theretofore represented shares of Old Common Stock shall thereupon represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall be combined. The Company shall arrange for the disposition of fractional shares on behalf of those record holders of Old Common Stock at the close of business on the Effective Date who would otherwise be entitled to a fractional share as a result of the Reverse Stock Split.

         Although the Company's Board of Directors believes as of the date of this Proxy Statement that a one-for-two-and-one-half Reverse Stock Split is advisable, the Board may abandon the Reverse Stock split at any time before, during or after the Annual Meeting. In addition, depending upon prevailing market conditions, the Board of Directors may deem it advisable to implement the Reverse Stock Split and concurrently declare a Common Stock dividend in an amount to be determined, in order to partially offset the decrease in the number of issued shares of New Common Stock resulting from the Reverse Stock Split. Such Common Stock dividend would not require stockholder approval. No such Common Stock dividend is presently contemplated.

Background and Reasons For the Reverse Stock Split
--------------------------------------------------

         On February 18, 1997, the Board of Directors voted in favor of the Reverse Stock Split and directed that the Reverse Stock Split be placed on the agenda for stockholders' consideration at the Annual Meeting. The Board of Directors believes that the recent per share price of the Company's Common Stock has negatively affected the marketability of the existing shares, the amount and percentage of transaction costs paid by individual stockholders and the potential ability of the

                           BAYWOOD INTERNATIONAL, INC.

Company to raise capital by issuing new shares. The Company believes that the following reasons, summarized below, largely account for such effects.

         Most brokerage houses do not permit lower-priced stocks to be purchased on margin or used as collateral for margin accounts. Moreover, the Board of Directors believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry, such as time-consuming procedures that make the handling of lower-priced stocks economically unattractive, may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Moreover, the brokerage commission on the purchase or sale of a lower-priced stock may represent a higher percentage of the price than the brokerage commission on a higher-priced stock.

         The Board of Directors hopes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split and the resulting anticipated increased price level will encourage greater interest in the Common Stock by the financial community and the investment public.

         THERE CAN BE NO ASSURANCES, HOWEVER, THAT THE FOREGOING EFFECTS WILL OCCUR OR THAT THE MARKET PRICE OF THE COMPANY'S STOCK IMMEDIATELY AFTER THE PROPOSED REVERSE STOCK SPLIT WILL RISE, AND IF IT RISES, THAT SUCH MARKET PRICE WILL APPROXIMATE TWO-AND-ONE-HALF TIMES THE MARKET PRICE BEFORE THE PROPOSED REVERSE STOCK SPLIT.

         No dissenting stockholder rights exist under Arizona or Nevada law or under the Company's Articles of Incorporation or Bylaws in connection with the Reverse Stock Split, with the exception of a stockholder whose total Common Shares will be reduced to a fraction of one share as a result of the proposed Reverse Stock Split. The Company does not anticipate that the total holdings of any stockholder will be reduced to a fraction of a share as a result of the proposed Reverse Stock Split.

Effects of the Reverse Stock Split
----------------------------------

         General Effects. If the stockholders approve the Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced from 17,498,115 shares to approximately 6,999,246 shares, based on share information as of February 20, 1997. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of New Common Stock, the Company shall pay cash to stockholders who would otherwise be entitled to receive a fractional share of New Common Stock ("Fractional Stockholders") in lieu of issuing a fractional share of New Common Stock. (See section on "Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares"). Please note that the Reverse Stock Split will not change a stockholder's proportionate equity interest in the Company, except that which may result from the elimination of a fractional share.

         Effect on Market For Common Stock. On February 28, 1997, the closing sale price of the Common Stock was $0.375 per share. By decreasing the number of shares of Common Stock

                           BAYWOOD INTERNATIONAL, INC.

outstanding without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the trading price will be increased to a price more appropriate for an exchange listed security; however, there can be no assurance that this will occur. The New Common Stock will continue to be traded on the Over-the-Counter Bulletin Board under the symbol BYWD. In addition, the Company plans to seek listing of the Company's New Common Stock on the NASDAQ SmallCap MarketSM if and when the market price of the New Common Stock reaches the threshold required for such listing and other requirements are satisfied.

         Effect on Outstanding Options, Warrants and Convertible Securities. As of March 3, 1997, the Company had outstanding options to purchase 755,000 shares of Common Stock with exercise prices per share that ranged from $0.42 to $1.00. Upon the effectiveness of the Reverse Stock Split, the Compensation Committee of the Board of Directors shall make a proportional downward adjustment to the number of shares subject to outstanding options and a corresponding upward adjustment in the per share exercise prices to reflect the Reverse Stock Split.

         Changes in Stockholders' Equity. As an additional result of the Reverse Stock Split, the Company's stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will be reduced by approximately $10,499 to $6,999 on the Effective Date. Although the par value of the Common Stock will remain at $.001 per share following the Reverse Stock Split, stated capital will be decreased because the number of shares issued and outstanding will be reduced. Correspondingly, the Company's additional paid-in capital, which consists of the difference between the Company's stated capital and the aggregate amount paid to the Company upon the issuance by the Company of all currently outstanding Common Stock, will be increased by approximately $10,499.

Federal Income Tax Consequences
-------------------------------

         The following is a summary of the material anticipated federal income tax consequences of the Reverse Stock Split to stockholders of the Company. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change. This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. No assurance can be given that any such changes will no adversely affect the discussion in this summary.

         This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Stock Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). In addition, this summary does not address any consequence of the Reverse Stock Split under any state, local or foreign tax laws. As a result, it is the

                           BAYWOOD INTERNATIONAL, INC.

responsibility of each stockholder to obtain and rely on advice from his or her personal tax advisor as to: (i) the effect on his or her personal tax situation of the Reverse Stock Split, including the application and effect of state, local and foreign income and other tax laws; (ii) the effect of possible changes in judicial or administrative interpretations of existing legislation and Regulations, as well as possible future legislation and Regulations; and (iii) the reporting of information required in connection with the Reverse Stock Split on his or her own tax returns. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

         No ruling from the Internal Revenue Service ("Service") or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Reverse Stock Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         The receipt of shares of New Common Stock (excluding fractional shares of New Common Stock) in Reverse Stock Split should be a nontaxable transaction under the Code for federal income tax purposes. Consequently, a stockholder receiving shares of New Common Stock should not recognize either gain or loss, or any other type of income, with respect to whole shares of New Common Stock received as a result of the Reverse Stock Split. In addition, the tax basis of such stockholder's shares of Common Stock prior to the Reverse Stock Split will carry over as the tax basis of the stockholder's shares of New Common Stock. Each Stockholder will be required to allocate his basis in his shares of Common Stock ratably among the total number of shares of New Common Stock owned following the Reverse Stock Split. The holding period of the shares of New Common Stock will also include the holding period during which the stockholder held the Common Stock, provided that such Common Stock was held by the stockholder as a capital asset on the Effective Date.

         The receipt by a Fractional Stockholder of cash in lieu of a fractional share of New Common Stock pursuant to the Reverse Stock Split will be a taxable transaction for federal income tax purposes. The receipt of cash in lieu of fractional shares of New Common Stock will result in gain or loss (rather than dividend income) to the Fractional Stockholders assuming, as the Company believes, that such cash distribution is undertaken solely for the purpose of saving the Company the expense and inconvenience of issuing and transferring fractional shares of New Common Stock. Gain or loss will be recognized by each Fractional Stockholder equal to the difference between the amount of cash received by such Stockholder and the portion of the aggregate tax basis in his Common Stock allocable to his fractional share interest in New Common Stock. If a Fractional Stockholder's shares of Common Stock are held as a capital asset on the Effective Date, then such Fractional Stockholder's gain or loss will be a capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if on the Effective Date the shares of Common Stock have been held by the Fractional Stockholder for longer than one year.

                           BAYWOOD INTERNATIONAL, INC.

         Based on certain exceptions contained in the regulations issued by the Internal Revenue Service, the Company does not believe that it or Fractional Stockholders will be subject to backup withholding or informational reporting with respect to the cash distributed to a Fractional Stockholder.

Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares
-----------------------------------------------------------------------

         On or after the Effective Date, provided that the Board of Directors does not abandon the Reverse Stock Split as provided for above, the Company will mail to each stockholder a letter of transmittal. A stockholder will be able to receive his or her shares of New Common Stock and, if applicable, cash in lieu of a fractional share of New Common Stock only by transmitting to the Company's Transfer Agent such stockholders' stock certificate(s) evidencing shares of Old Common Stock outstanding prior to the Reverse Stock Split, together with the properly completed and executed letter of transmittal and such evidence of ownership of such shares as the Company may require. Stockholders will not receive certificates for shares of New Common Stock unless and until the certificates representing their shares of Old Common Stock outstanding prior to the Reverse Stock Split are surrendered. Stockholders should not forward their certificate(s) to the Company's Transfer Agent until they have received the letter of transmittal, and should surrender their certificate(s) only with such letter of transmittal.

         No scrip or fractional share certificates for New Common Stock will be issued in connection with the Reverse Stock Split. The Board of Directors has authorized the Company's officers to pay to the Company's Transfer Agent an amount of cash equal to the prevailing share price of New Common Stock as of the Effective Date, multiplied by the total number of fractional shares that would result from the Reverse Stock Split, plus a transaction fee charged by the Transfer Agent for preparing a check to each Fractional Shareholder. The Company estimates that the total payments arising from payment to Fractional Shareholders in lieu of issuing a fractional share (including transaction fees) will be less than One Hundred Dollars ($100.00). A payment in lieu of a fractional share of New Common Stock will be made to a Fractional Stockholder promptly after receipt of a properly completed letter of transmittal and stock certificate(s) representing all of his or her shares of Old Common Stock outstanding prior to the Reverse Stock Split.

         Each stockholder will be responsible for paying a total service fee of approximately Fifteen Dollars ($15.00) upon surrender of his or her certificate(s) in exchange for New Common Stock certificate(s). However, as noted above, as of the Effective Date, each two-and-one-half issued shares of the Company's Common Stock (whether outstanding or held as treasury stock), par value $.001 per share ("Old Common Stock") shall automatically (i.e., without further stockholder action) be combined into and reclassified as one share of Common Stock, par value $.001 per share ("New Common Stock"). Each certificate that theretofore represented shares of Old Common Stock shall thereupon represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall be combined.

Vote Required and Recommendation

         The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Stockholders is required for approval of this proposal.

                           BAYWOOD INTERNATIONAL, INC.

The Board of Directors unanimously recommends that the stockholders vote FOR approval of the Reverse Stock Split.

                         STOCKHOLDER PROPOSALS FOR 1997

         Proposals of security holders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company by not later than December 15, 1997.

                                  OTHER MATTERS

         The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. Solicitations also may be made by the Company's officers, directors, or employees, personally or by telephone.

Scottsdale, Arizona
March 17, 1997

                                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                                -----------------------------------------------

BAYWOOD INTERNATIONAL, INC. ANNUAL MEETING TO BE HELD ON 03/28/97 FOR HOLDERS AS OF 02/20/97

CUSIP: 073260101

THE UNDERSIGNED  HEREBY APPOINTS HARVEY TURNER AND NEIL REITHINGER AS PROXIES,  EACH WITH THE POWER TO APPOINT
HIS OR HER SUBSTITUTE,  AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED,  ALL OF THE SHARES
OF COMMON STOCK OF BAYWOOD  INTERNATIONAL,  INC. HELD BY THE  UNDERSIGNED  ON FEBRUARY 20, 1997, AT THE ANNUAL
MEETING OF SHAREHOLDERS  TO BE HELD ON APRIL 10, 1997 AT 10:00 A.M. AT THE DOUBLETREE  PARADISE VALLEY RESORT,
5401 NORTH SCOTTSDALE ROAD,  SCOTTSDALE,  ARIZONA OR ANY ADJOURNMENT THEREOF. IF NO INSTRUCTIONS ARE INDICATED
ON THE PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED HEREIN AND IN FAVOR
OF ALL PROPOSALS DESCRIBED HEREIN.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:  |_|

DIRECTORS                                                                               DIRECTORS
---------                                                                               ---------
                                                                                (MARK X FOR ONLY ONE BOX - IF
                                                                                NOT SPECIFIED, WILL BE VOTED
                                                                                FOR ALL NOMINEES)

1.       DIRECTORS RECOMMEND: A VOTE FOR                                        |_|  FOR ALL NOMINEES
         ELECTION OF THE FOLLOWING DIRECTORS:
         01-GLEN HOLT, 02-STEPHEN KUEHN                                         |_|  WITHHOLD ALL NOMINEES
         03-NEIL REITHINGER, 04-KARL RULLICH
         05-DR. MICHAEL SHAPIRO, 06-HARVEY TURNER                               |_| WITHHOLD AUTHORITY TO
                                                                                VOTE FOR ANY INDIVIDUAL
                                                                                NOMINEE. WRITE NUMBER(S) OF
                                                                                NOMINEE(S) BELOW.

                                                                                USE NUMBER ONLY
--------------------

                                                     DIRECTORS
PROPOSAL(S)                                          RECOMMEND          FOR       AGAINST          ABSTAIN
-----------                                          ---------          ---       -------          -------

2.       RATIFICATION OF KING, WEBER &                FOR               |_|         |_|              |_|
         ASSOCIATES, P.C. AS INDEPENDENT
         AUDITORS AS DESCRIBED IN THE
         PROXY STATEMENT RELATED TO
         THE MEETING.

3.       APPROVAL OF CHANGE OF DOMICILE FROM          FOR               |_|         |_|              |_|
         NEVADA TO ARIZONA AS DESCRIBED IN THE
         PROXY STATEMENT RELATED TO THE MEETING.

4.       APPROVAL OF REVERSE STOCK SPLIT              FOR               |_|         |_|              |_|
         AS DESCRIBED IN THE PROXY STATEMENT
         RELATED TO THE MEETING.

5.       AUTHORITY TO VOTE ON ANY                     FOR               |_|         |_|              |_|
         BUSINESS THAT MAY PROPERLY
         COME BEFORE THE MEETING.


------------------------------      ---------
SIGNATURE(S)                        DATE

NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS ON YOUR STOCK  CERTIFICATE.  JOINT  OWNERS  SHOULD EACH SIGN.  WHEN
SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                                LIST OF EXHIBITS


Exhibit Number                      Exhibit Name                                        Method of Filing
--------------                      ------------                                        ----------------

Exhibit 1                           1996 Incentive Stock Option Plan                    *

Exhibit 2                           Harvey Turner Bonus Plan                            **

Exhibit 3                           Harvery Turner Stock Option Plan                    ***

Exhibit 4                           Amended Current Report on Form 8-K                  ****

Exhibit 5                           Articles of Domestication                           Exhibit Filed Herewith

Exhibit 6                           Nevada Articles of Incorporation                    Exhibit Filed Herewith

Exhibit 7                           Annual Report on Form 10-KSB                        Exhibit Filed Herewith


* Incorporated by reference to Exhibit 1 of Registration Statement on Form S-8 (file no. 33-10236) filed on November 22, 1996.

** Incorporated by reference to Exhibit 10.4 of Annual Report on Form 10-KSB (file no. 33-10236) filed on March 6, 1997.

*** Incorporated by reference to Exhibit 10.5 of Annual Report on Form 10-KSB (file no. 33-10236) filed on March 6, 1997.

**** Incorporated by reference to Exhibit 16.1 of Annual Report on Form 10-KSB (file no. 33-10236) filed on March 6, 1997.


                         Undertaking to Provide Exhibits
                         -------------------------------

         The exhibits briefly described in the schedule on page 23 of the Company's Annual Report on Form 10-KSB are not included in the materials provided to shareholders. The Company will furnish a copy of the exhibits upon receipt of a written shareholder request. The shareholder's request should include a check for $20.00 payable to the Company, to cover the Company's expenses in furnishing the exhibits.